Exhibit 99.1

CONFIDENTIAL | 1 Creating a New Standard For Energy Storage

Legal Disclaimer This investor presentation (this “Presentation”) has been prepared for use by Dragonfly Energy Corp. (“Dragonfly” or the “Company”) and Chardan NexTech Acquisition 2 Corp. (“CNTQ”) in connection with their proposed business combination. This Presentation is for information purposes only and may not be reproduced or redistributed, in whole or in part, without the prior written consent of CNTQ and Dragonfly. Neither CNTQ nor Dragonfly makes any representation or warranty as to the accuracy or completeness of the information contained in this Presentation. This Presentation does not and, if hereafter supplemented, will not be all inclusive or contain all of the information that may be required to evaluate the business combination or any investment in Dragonfly or CNTQ. You should not definitively rely upon it or use it to form the definitive basis for any decision, contract, commitment or action whatsoever, with respect to the proposed business combination or otherwise. You should consult your own legal, regulatory, tax, business, financial and accounting advisors to the extent you deem necessary, and you must make your own investment decision and perform your own independent investigation and analysis of an investment in Dragonfly or CNTQ and the business combination contemplated in this Presentation. To the fullest extent permitted by law, in no circumstances will Dragonfly, CNTQ, or any of their respective affiliates, officers, directors, employees, representatives, advisors or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it or on opinions communicated in relation thereto or otherwise arising in connection therewith. This Presentation and the analyses contained in it have been based, in part, on certain assumptions and information obtained from Dragonfly, industry studies and other sources . The use of such assumptions and information does not imply that Dragonfly or CNTQ have independently verified, will verify or necessarily agree with any of such assumptions or information, and Dragonfly and CNTQ have assumed and relied upon the accuracy and completeness of such assumptions and information for purposes of this Presentation . Neither Dragonfly or CNTQ nor any of their respective affiliates, or their respective officers, directors, employees, representatives, advisors or agents, make any representation or warranty, express or implied, in relation to the accuracy or completeness of the information contained in this Presentation or any oral information provided in connection herewith, or any data it generates, or that any transaction has been or may be effected on the terms or in the manner stated or implied by this Presentation, or as to the achievement or reasonableness of future projections, management targets, estimates, prospects or returns, if any, and accept no responsibility, obligation or liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information. Dragonfly, CNTQ and their respective affiliates, officers, directors, employees, representatives, advisors and agents expressly disclaim any and all liability which may be based on this Presentation and any errors therein or omissions therefrom. This Presentation and the information contained herein do not constitute (i) (a) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination or (b) an offer to sell or the solicitation of an offer to buy any security, commodity or instrument or related derivative, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction or (ii) an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933 (the “Act”), as amended, or an exemption therefrom. Any offering of securities (the “Securities”) will not be registered under the Act, and will be offered as a private placement to a limited number of institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3) or (7) under the Act or “qualified institutional buyers” as defined in Rule 144A under the U.S. Act and “Institutional Accounts” as defined in FINRA Rule 4512(c). Accordingly, the Securities must continue to be held unless a subsequent disposition is exempt from the registration requirements of the Act. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Act. The transfer of the Securities may also be subject to conditions set forth in an agreement under which they are to be issued. Investors should be aware that they might be required to bear the final risk of their investment for an indefinite period of time. Neither Dragonfly nor CNTQ is making an offer of the Securities in any state where the offer is not permitted. Disclaimer (1/6) CONFIDENTIAL | 2

Disclaimer (2/6) Legal Disclaimer (Cont’d) You should not construe the contents of this Presentation as legal, regulatory, tax, accounting or investment advice or a recommendation. We recommend that you seek independent third party legal, regulatory, accounting and tax advice regarding the contents of this Presentation. This Presentation does not constitute and should not be considered as any form of financial opinion or recommendation by Dragonfly, CNTQ or any of their respective affiliates. This Presentation is not a research report. By accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision. This Presentation is for distribution only to persons reasonably believed to be sufficiently expert to understand the risks involved. NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE OR TERRITORIAL SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PRESENTATION IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. CONFIDENTIAL | 3

Forward - Looking Statements This Presentation contains certain “forward - looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, including certain financial forecasts and projections. All statements other than statements of historical fact contained in this Presentation, including statements as to the transactions contemplated by the business combination and related agreements, future results of operations and financial position, revenue and other metrics, planned products and services, business strategy and plans, objectives of management for future operations of Dragonfly, market size and growth opportunities, competitive position and technological and market trends, are forward - looking statements. Some of these forward - looking statements can be identified by the use of forward - looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. All forward - looking statements are subject to risks, uncertainties, and other factors (some of which are beyond the control of Dragonfly or CNTQ) which could cause actual results to differ materially from those expressed or implied by such forward - looking statements. All forward - looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by CNTQ and its management, and Dragonfly and its management, as the case may be, are inherently uncertain and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to: 1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive merger agreement with respect to the business combination; 2) the outcome of any legal proceedings that may be instituted against Dragonfly, CNTQ, the combined company or others following the announcement of the business combination and the transactions contemplated thereby; 3) the inability to complete the business combination due to the failure to obtain approval of the stockholders of CNTQ or Dragonfly, or to satisfy other conditions to closing the business combination; 4) changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the business combination; 5) the ability to meet Nasdaq's listing standards following the consummation of the business combination; 6) the risk that the business combination disrupts current plans and operations of Dragonfly as a result of the announcement and consummation of the business combination; 7) the inability to recognize the anticipated benefits of the business combination; 8) ability of Dragonfly to successfully increase market penetration into its target markets; 9) the addressable markets that Dragonfly intends to target do not grow as expected; 10) the loss of any key executives; 11) the loss of any relationships with key suppliers including suppliers in China; 12) the loss of any relationships with key customers; 13) the inability to protect Dragonfly’s patents and other intellectual property; 14) the failure to successfully optimize solid state cells or to produce commercially viable solid state cells in a timely manner or at all, or to scale to mass production; 15) costs related to the business combination; 16) changes in applicable laws or regulations; 17) the possibility that Dragonfly or the combined company may be adversely affected by other economic, business and/or competitive factors; 18) Dragonfly’s estimates of its growth and projected financial results for 2022 and 2023 and meeting or satisfying the underlying assumptions with respect thereto; 19) the risk that the business combination may not be completed in a timely manner or at all, which may adversely affect the price of CNTQ’s securities; 20) the risk that the transaction may not be completed by CNTQ’s business combination deadline (as may be extended pursuant to CNTQ’s governing documents); 21) the impact of the novel coronavirus disease pandemic, including any mutations or variants thereof, and its effect on business and financial conditions; 22) inability to complete the PIPE investment, the term loan and equity line (ChEF) in connection with the business combination; 23) the potential for events or circumstances that result in our failure to timely achieve the anticipated benefits of our customer arrangements with THOR; and 24) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward - Looking Statements” in CNTQ’s Form S - 1 (File Nos. 333 - 252449 and 333 - 253016), Annual Report on Form 10 - K for the year ended December 31, 2021 and registration statement on Form S - 4 with the SEC (File No. 333 - 265713), as amended on July 11, 2022, which includes a document that serves as a prospectus and proxy statement of CNTQ, referred to as a proxy statement/prospectus and other documents filed by CNTQ from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward - looking statements. Nothing in this Presentation should be regarded as a representation by any person that the forward - looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. You should not place undue reliance on forward - looking statements, which speak only as of the date they are made. Neither CNTQ or Dragonfly gives any assurance that either CNTQ or Dragonfly or the combined company will achieve its expected results. Neither CNTQ nor Dragonfly undertakes any duty to update these forward - looking statements, except as otherwise required by law. For additional information, see “Risk Considerations” in the investor presentation, which will be provided in a Current Report on Form 8 - K to be filed by CNTQ with the SEC and available at www.sec.gov. Disclaimer (3/6) CONFIDENTIAL | 4

Use of Projections This Presentation may contain financial forecasts of Dragonfly. Neither Dragonfly’s independent auditors, nor the independent registered public accounting firm of CNTQ, audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation. These projections are forward - looking statements and should not be relied upon as being necessarily indicative of future results. The projected financial information contained in this Presentation constitutes forward - looking information. The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. See “Forward - Looking Statements” above. Accordingly, there can be no assurance that the prospective results are indicative of future performance of Dragonfly or that actual results will not differ materially from the results presented in the prospective financial information contained in this Presentation. Actual results may differ materially from the results contemplated by the projected financial information contained in this Presentation. The inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such projections will be achieved. Financial Information; Non - GAAP Measures Certain financial information and data contained in this Presentation is unaudited and may not conform to Regulation S - X. Such information and data may not be included in, may be adjusted in or may be presented differently in the registration statement to be filed relating to the proposed Transaction and the proxy statement/prospectus contained therein. This Presentation also includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including, but not limited to, Adjusted EBITDA. These non - GAAP financial measures, and other measures that are calculated using these non - GAAP measures, are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly - titled measures used by other companies. The Company believes these non - GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. CNTQ and the Company believe that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other similar companies, many of which present similar non - GAAP financial measures to investors. These non - GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non - GAAP financial measures. This Presentation may also include certain projections of non - GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no reconciliation of the forward - looking non - GAAP financial measures is included. Disclaimer (4/6) CONFIDENTIAL | 5

Trademarks Dragonfly and CNTQ own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This Presentation may also contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with Dragonfly or CNTQ, or an endorsement or sponsorship by or of Dragonfly or CNTQ. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM, © or ® symbols, but such references are not intended to indicate, in any way, that Dragonfly or CNTQ will not assert, to the fullest extent under applicable law, their rights or the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. Industry and Market Data This Presentation contains certain information obtained from third - party sources and the Company’s internal sources. This information involves many assumptions and limitations; therefore, there can be no guarantee as to the accuracy or reliability of such assumptions and you are cautioned not to give undue weight to this information. Further, no representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or any other information contained herein. Any data on past performance or modeling contained herein are not an indication as to future performance. None of Dragonfly, CNTQ or their respective affiliates, officers, directors, employees, representatives or advisors has independently verified the accuracy or completeness of any such third - party information. Similarly, other third - party survey data and research reports commissioned by the Company or CNTQ, while believed by to be reliable, are based on limited sample sizes and have not been independently verified by the Company or CNTQ. In addition, projections, assumptions, estimates, goals, targets, plans and trends of the future performance of the industry in which Dragonfly operates, and its future performance, are necessarily subject to uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in the estimates made by independent parties and by Dragonfly and CNTQ. Additional Information and Where to Find It This Presentation relates to a proposed transaction between CNTQ and Dragonfly. CNTQ publicly filed an initial registration statement on Form S - 4 with the SEC on June 17, 2022, as amended on July 11, 2022, which includes a document that serves as a prospectus and proxy statement of CNTQ, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all CNTQ stockholders. CNTQ also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of CNTQ are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that have been or will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. Investors and security holders are able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by CNTQ through the website maintained by the SEC at www.sec.gov. The documents filed by CNTQ with the SEC also may be obtained by contacting Chardan NexTech Acquisition 2 Corp. at 17 State Street, 21st Floor, New York, New York 10004, or by calling (646) 465 - 9001. NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PRESENTATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PRESENTATION . ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE . Disclaimer (5/6) CONFIDENTIAL | 6

Participants in the Solicitation The Company, CNTQ and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from CNTQ’s shareholders in connection with the proposed Transaction. A list of the names of such persons and information regarding their interests in the proposed Transaction will be contained in the proxy statement/prospectus when available. You may obtain free copies of these documents free of charge by directing a written request to CNTQ or Dragonfly. This Presentation does not contain all the information that should be considered in the proposed Transaction. It is not intended to form any basis of any investment decision or any decision in respect to the proposed Transaction. The definitive proxy statement will be mailed to CNTQ’s shareholders as of a record date to be established for voting on the proposed Transaction when it becomes available. Disclaimer (6/6) CONFIDENTIAL | 7

Jonas Grossman CEO and Director Ventoux CCM Acquisition Corp Alex Weil CFO and Director Ventoux CCM Acquisition Corp Kerry Propper Executive Chairman Jon Biele CONFIDENTIAL | 8 Perry Boyle Roderick Hardamon Jory Des Jardins Hitesh Thakrar Todd Thomson Results Driven Board Chardan NexTech Acquisition 2 Corp. brings a leadership team and board with vast transaction and operating experience, along with its Sponsor’s full service investment bank, to support its partnership with Dragonfly Energy Experienced Executive Team Chardan NexTech 2 Team

Chardan NexTech 2 Overview

CHARDAN
NEXTECH ACQ 2

- Chardan NexTech Acquisition 2 Corp. (NASDAQ: CNTQ) is a $127 million SPAC focused on merging with a disruptive technology company
- Executives are comprised of founding partners and executives of **Chardan**
- ~80 years of combined expertise, including public offering and transaction experience
- Board is comprised of dedicated individuals, including entrepreneurs, prominent hedge fund managers, and venture capitalists

*Sponsored by **Chardan**, an independent, global investment bank focused on addressing the capital markets needs of public and private **disruptive technology** companies*

~20
Years of SPAC history

15
Sponsored or co-sponsored SPACs[1]

35+
De-SPAC transactions advised

>100
Underwritten SPACs[2]

Source: Public Company Filings.
(1) Includes closed, priced, and publicly filed offerings as of 07/08/2022.
(2) Includes role as underwriter or selling group.

CONFIDENTIAL | 9

Transaction Overview

Transaction Highlights

Transaction Overview	▪ Dragonfly Energy Corp. ("Dragonfly") is expected to combine with Chardan NexTech Acquisition 2 Corp. ("CNTQ") to create a publicly-listed energy storage technology company ▪ Transaction expected to close in H2 2022
Valuation	▪ Issuing 41.5MM shares to existing Dragonfly shareholders[1] – Includes a $15MM strategic investment from THOR Industries (NYSE: THO) ▪ Pro forma enterprise value of $501.4MM, representing a 2.0x EV / 2023E Revenue multiple ▪ Represents a 21% discount to median of the peer group
Earn-out	▪ Strong incentive structure facilitated by earn-out provisions, with 40.0MM shares to be released at specified earn-out thresholds:[2][3] – Tranche 1: 15.0MM issued at financial target by December 31, 2023[4] – Tranche 2: 12.5MM issued at a price target of $22.50 by December 31, 2026[5] – Tranche 3: 12.5MM issued at a price target of $32.50 by December 31, 2028
Cash Sources	▪ CNTQ has ~$128MM[6] cash in trust ▪ Senior Secured Term Loan at close of $75MM[7] ▪ Affiliates of the Sponsor to invest $5MM PIPE
Capital Structure	▪ ~$133MM[8] of cash to balance sheet (assuming no redemptions) to fund R&D and investments in growth and expansion ▪ Dragonfly shareholders rolling 100% of equity

Summary Transaction Terms

Pro Forma Valuation at Close	$MM
Share Price	$10.00
Pro Forma Shares Outstanding (MM)[1][9]	57.4
Pro Forma Equity Value	$574.3
Less: Pro Forma Net Cash[10]	($72.9)
Dragonfly Enterprise Value	$501.4

Estimated Sources	$MM
Dragonfly Shareholder Equity Rollover	$415.0
CNTQ Cash in Trust	$128.4
Senior Secured Term Loan	$75.0
PIPE	$5.0
Total Sources	$623.4

Estimated Uses	$MM
Dragonfly Shareholder Equity Rollover	$415.0
Cash to Dragonfly Balance Sheet	$132.9
Repayment of Existing Debt	$45.0
Estimated Transaction Expenses	$30.5
Total Uses	$623.4

Pro Forma Ownership[9]


CNTQ Sponsor 5%
CNTQ Shareholders 22%
Dragonfly Shareholders 68%
PIPE 1%
Senior Lender 4%

Notes:
(1) Dragonfly shareholders will receive 39.05MM shares at close as a result of unvested stock options not yet issued and vested options calculated on a net share basis.
(2) Existing Dragonfly shareholders at time of transaction close are entitled to the earn-out shares.
(3) Price targets achieved if the weighted average share price exceeds the applicable price target for any 20 trading days within a 30-day trading period occurring between the closing and on or prior to the applicable expiration date.
(4) Earn-out released at achievement of 2023 audited Revenue and Operating Income of $250MM and $35MM, respectively.
(5) If Tranche 3 vests on or prior to December 31, 2028, Tranche 2 will also vest and release.
(6) Calculated as 12.65MM public shares multiplied by $10.15 per share in trust.
(7) Term loan lenders to receive penny warrants exercisable to purchase 3.6% of the Company's common stock on a fully-diluted basis, and "$10 Per Share Warrants" exercisable to purchase 1.6MM shares.
(8) Excludes $150MM equity line of credit provided by affiliates of the Sponsor available post close.
(9) Pro forma ownership structure at $10.00 / share based on $128.4MM cash in trust, assuming no redemptions. Excludes CNTQ public and private warrants. Excludes term loan lenders' "$10 per Share Warrants" but includes term loan lenders' penny warrants. Assumes consummation of the back-to-back funding arrangement Sponsor has entered into for its portion of the debt commitment.
(10) Includes $147.9MM of cash and $75.0MM of senior secured debt.

CONFIDENTIAL | 10

Investment Thesis

Strategic Investment — Recent $15MM strategic investment from THOR Industries, the world's largest manufacturer of recreational vehicles

ESG Investment — Integrated lithium-ion technology company delivering environmentally impactful solutions for energy storage

Large Addressable Market — Current and identified adjacent market represent a total addressable market opportunity of ~$85BN[1] by 2025E

Profitable Growth — Existing profitable business with revenues of $78MM in 2021 and growing to ~$255 million in 2023E

Attractive Valuation — Compelling entry point of 2.0x 2023E Revenue and 12.2x 2023E EBITDA, representing a ~21% and ~43% discount to peer group, respectively

Solid State Upside — Disruptive proprietary solid state technology will enable renewables to be cost competitive with fossil fuels

Strong Leadership — Visionary management team with track record of success

Source: Management Estimates, Frost & Sullivan, NMMA, RVIA, Grandview Research, Statista, Research Nester, Associated Press, Generac, CTIA, International Construction, U.S. Energy Information Administration, U.S. Census Bureau, THOR Industries.
(1) Annual, cumulative addressable markets by 2025E.

CONFIDENTIAL | 11

Dr. Denis Phares Co - Founder and CEO Sean Nichols Co - Founder and COO John Marchetti CFO Nicole Harvey General Counsel Wade Seaburg Director – Outside Sales and Business Development Our Team CONFIDENTIAL | 12 Dr. Vick Singh Senior R&D Scientist Ryan Hopkins Director – Production and Automation

Revolutionizing smart energy storage to enable a clean, renewable future CONFIDENTIAL | 13 CONFIDENTIAL | 13

CONFIDENTIAL | 14 Source: Dragonfly Energy. (1) As of Q1 2022. Profitability defined as positive Adjusted EBITDA. DTC denotes Direct to Consumer. (2) (3) (4) (5) OEM denotes Original Equipment Manufacturer. Based on Company’s estimated manufacturing capacity after planned expansion. ▪ Incorporated in 2012 ▪ Headquartered in Reno, Nevada ▪ >150 employees 2021 Revenue $78 Million >175K Batteries Sold Since 2018 (1) Quarters of Profitability (1)(2) >20x DTC (3) Customer Growth since 2017 (1) ~16 0 % OEM (4) Revenue CAGR since 2018 (1) >35 Granted and Pending Patents (1) >$500 Million Manufacturing Sales Capacity (5) Dragonfly’s Industry Leading Business 17

CONFIDENTIAL | 15 x Environmentally safe x Efficient and reliable x Innovative technology x Unmatched brand recognition x Exceptional customer experience x Designed and assembled in the U.S. Dragonfly is a full system integrator offering batteries, cables, and accessories Source: Dragonfly Energy. Our Batteries Get Out There, Stay Out There The Battle Born Advantage CONFIDENTIAL | 15

Deepening Relationship with THOR Industries

THOR Industries has invested $15MM of strategic capital in Dragonfly, deepening its long-lasting relationship

THOR Industries at a Glance

- THOR Industries (NYSE: THO) is the largest manufacturer of recreational vehicles in the world
- The THOR family consists of 140+ brands from 15+ major RV manufacturers in North America, including Airstream and Keystone

~$4.5BN Market Cap[1]	**$16.1BN** TTM Revenue[2]	**$1.8BN** TTM EBITDA[2]
~3,500 Dealerships[3]	**397** Global Facilities[3]	**>30,000** Employees[3]

THOR Family

#1

Industry Leader in All Segments[4]

~266K

2021 North American Wholesale RV Shipments[5]

"... Keystone currently enjoys an exclusive relationship with Dragonfly for certain battery brands that, in time, will expand to an exclusive relationship across the entire family of THOR brands ..."

Todd Woelfer, THOR Chief Operating Officer

Source: Dragonfly Energy, Public Company Filings, Company Websites, FactSet.

(1) As of 07/08/2022.
(2) TTM as of 04/30/2022.
(3) As of 07/31/2021.
(4) In which the Company participates in North America.
(5) U.S. and Canada wholesale unit shipments for calendar year 2021.

CONFIDENTIAL | 16

CONFIDENTIAL | 17 Source: Dragonfly Energy. Dragonfly is Positioned to Sit at the Nexus of Energy Technology Conventional Li - ion Battery Manu f act u r ers Technology - Focused Energy Storage Vertically Integrated Energy Solid State Li - ion Cells

CONFIDENTIAL | 18 Source: Management Estimates, Frost & Sullivan, NMMA, RVIA, Grandview Research, Statista, Research Nester, Associated Press, Generac, CTIA, International Construction, U.S. Energy Information Administration, U.S. Census Bureau. (1) Annual, cumulative addressable markets by 2025E. RV Marine Off - G rid Specialty Vehicle / Work Truck Industrial / Material Handling Emergency and Standby Power Solar Integration Telecom Data C e nter On - Grid Storage $12BN (1) Current Markets $85B N (1) Addressable Markets Annual U.S. Market Size Dragonfly’s lithium - ion deep cycle batteries are ideally suited for applications where stability, longevity, and safety are a priority and for powering and charging devices and appliances, low - density mobility, and on - grid energy storage Rapidly Entering into New Addressable Markets

CONFIDENTIAL | 19 TO D AY TOM O R R OW Leader in non - toxic lithium - ion batteries Proprietary non - flammable, non - toxic solid state cells Technology Industry leading batteries and accessories Vertically integrated energy storage system integrator Products DTC + OEMs DTC + OEMs + Fleets + Utilities 99k sq. ft. battery assembly facility Fully automated battery assembly and solid state cell manufacturing Operations Sales Channels Source: Dragonfly Energy. Displacing Lead Acid Today, Replacing Coal Tomorrow

CONFIDENTIAL | 20 Company Overview

CONFIDENTIAL | 21 85% Of the total global consumption of lead is for the production of lead - acid batteries (1) 900K Annual deaths attributed to lead exposure globally (1) 33% Of children suffer from lead poisoning worldwide (2) $1 Trillion Estimated annual cost of lost productivity due to lead exposure globally (2) Source: (1) World Health Organization. (2) Stanford University. "Lead poisoning of children: Researchers and others reveal pervasive health threats of unregulated battery recycling." Lead - Acid: A Toxic Problem CONFIDENTIAL | 21

CONFIDENTIAL | 22 Dragonfly’s cutting - edge technology is enabling the widespread conversion to green, renewable energy Battle Born Lithium - Ion vs. Lead - Acid Battery Battery Lifecycle Costs Environmentally Safe and Non - Toxic >10x Longer Life 2x – 3x More Power 1/5th the Weight 5x Faster Charging Zero Ma int en a nce Source: Management estimates and analysis, Lead is Dead White Paper, Morton’s on the Move. Note: Analysis using comparable 100AH, 12V batteries. (1) Based on 1 Battle Born battery needed to achieve 100AH. Initial cost of $900 per battery. Assumes 7,000 lifecycles at 80% depth of discharge (DOD) with no replacement needed. (2) Based on 2 AGM batteries needed to achieve 100AH. Initial cost of $360 per battery. Each battery achieves 700 lifecycles at 80% DOD; 10 replacements needed to achieve 7,000 lifecycles. (3) Based on 2 AGM batteries needed to achieve 100AH. Initial cost of $245 per battery. Each battery achieves 500 lifecycles at 80% DOD; 14 replacements needed to achieve 7,000 lifecycles. Leading the “Lead is Dead” Revolution $9 00 Ex pen s ive AGM (2) $7,920 Ch eaper AGM (3) $7,35 8.8x 8.2x Lifecycle Cost Savings (1)

Proprietary Capabilities vs. Li-Ion Competitors

Battery Management System

Ensures battery longevity through regulating currents and protecting the system and cells

- ✓ Multiple Tiered Current
- ✓ Short Circuit Protection
- ✓ Temperature Protection
- ✓ 100% Depth of Discharge
- ✓ Automatic Cell Balancing

Internally Heated Battery

Low draw technology keeps battery within optimal internal conditions

- ✓ Optimal Performance in Winter
- ✓ Verified Outperformance vs. AGM
- ✓ Self-Regulating
- ✓ Minimal Energy Drain
- ✓ No External Energy Required

Battery Communication System[(1)]

Actively monitors the health and status of the entire battery system

- ✓ Real-Time Data Monitoring
- ✓ Aggregated for Entire Battery Bank
- ✓ Active Alerts and Messages
- ✓ Facilitates OEM Diagnostics
- ✓ CANbus[(2)] Communication Capabilities

Source: Dragonfly Energy.
(1) Expected to launch H1 2023.
(2) Controller Area Network.

CONFIDENTIAL | 23

State-Of-The-Art Manufacturing Process

1. Individual Cell Cycling and Sorting
2. Assembly of the Battery Module
3. Battery Module Cycling and Sorting
4. Integrate Battery Management System
5. Battery Pack Assembly and Testing
6. Glue, Seal, and Cure Battery Packs
7. Label and Package

Automated Process | In Process of Being Automated

Manufacturing Breakthroughs: Current Capacity Allows for >$500MM in Sales(1)

Continuously focused on improving and innovating the manufacturing process to increase capacity, while lowering costs without sacrificing quality

- Proprietary automated systems designed to improve production efficiency
- Thoroughly test each component, system, and final product ensuring unmatched commitment to quality
- Designed and assembled in the U.S.
- Mass production is a key focus when developing technology and designing products



Leading with Automation

Automated Adhesive Application System(2)

Source: Dragonfly Energy.
(1) Based on Company's estimated manufacturing capacity after planned expansion.
(2) In process of completing automated functionality.

CONFIDENTIAL | 24

CONFIDENTIAL | 25 Dragonfly has created a continuous validation loop that begins with educating the consumer and leads to collaboration with the manufacturer Educating the Consumer ▪ Partnered with social media influencers and professional anglers to promote brand through real - world applications ▪ Full team of experts dedicated to supporting customers with sales, technical, and service needs Collaborating with OEMs ▪ Working directly with major OEMs to custom design products for new and existing applications ▪ Track record of success in the aftermarket has led to expanding partnerships with leading OEMs Consumer Feedback Penetrates Dealers and OEMs OEM Collaboration Exclusive M a nuf a c tu r i n g for OEMs Educating the Consumer DTC / A ft e r m a r ke t Uptake Proven Go - To - Market Strategy Source: Dragonfly Energy.

Growing Base of Satisfied Customers

Customer demand and **brand recognition** from aftermarket sales driving **significant adoption from OEMs**

Adoption from OEMs

DTC vs. OEM Sales as a Percentage of Revenue


2021
11%
89%
2023E
37%
63%
OEM
DTC(1)

Representative Customers

DTC

InvertersRUs
AM SOLAR
Inverter Supply Renewable Energy Source
Bay Marine Supply

OEMs

REV Vehicles for life
THOR
KEYSTONE RV COMPANY
AIRSTREAM
Renegade RV
MIDWEST AUTOMOTIVE DESIGNS

Source: Dragonfly Energy.
(1) Includes DTC battery sales, accessories, and adjustments.

dragonfly ENERGY


UNLV

"... [Dragonfly] came up with something that [has] really made a world of difference ..."
- Rick Harrison: Pawn Stars



"... We chose Battle Born because they are the industry leader in lithium-ion technology ..."
- Always on Liberty



"... We chose Battle Born Batteries because they make a high-quality, reliable, safe, Li-ion battery ..."
- Mortons on the Move



"... We don't really worry about how long [an appliance] has been running for now. We run it until we're done ...!"
- Off-Grid Living

CONFIDENTIAL | 26

Purpose Engineered for Deep Cycle Applications

Dragonfly's LFP chemistry is ideally suited for applications where stability, longevity, and safety are key criteria

Lithium Iron Phosphate (LFP)

Displacing:
Lead acid batteries (all types)

Key Characteristics:
Long life, affordable price, safe, stable

Competing Clean Technologies:
None

Key Considerations:
Ideal for powering / charging devices and appliances and low speed vehicles

Nickel Manganese Cobalt (NMC)

Displacing:
Gasoline and diesel fuel

Key Characteristics:
High energy density, fast charging

Competing Clean Technologies:
Hydrogen fuel cells, LNG, biofuel

Key Considerations:
Expensive, raw material shortages, requires fast charging infrastructure

Ideal LFP Markets

Ideal NMC Markets



On-Grid Storage
Telecom
Data Center
Solar Integration
Specialty Vehicle / Work Truck
Industrial / Material Handing
Emergency and Standby Power
RV
Marine
Off-Grid
Scooters
Starter Batteries
Bikes
ATV
Commercial EV Powertrain
Drones
Passenger EV Powertrain
Consumer Electronics
Aerospace

Source: Dragonfly Energy.

CONFIDENTIAL | 27

CONFIDENTIAL | 28 Solid State Development

Dragonfly’s envisioned smart storage solution will allow for a more stable power grid and encourage the widespread incorporation of renewable energy sources CONFIDENTIAL | 29 For the Environment ▪ Drives Shift from Fossil Fuels: Low levelized cost (1) competes with burning coal and natural gas ▪ Safety: Non - flammable, which enables smart distributed energy storage For Dragonfly ▪ Enhanced Gross Margins: Reduces material costs by >50% (2) ▪ Vertical Integration: Designed and manufactured in the U.S. Solid State: Why Does it Matter? Source: Dragonfly Energy. (1) Defined as lifetime costs divided by energy production. (2) As compared to traditional lithium - ion cells.

Accelerating the Future with Solid State Development

Dragonfly has validated its solid state technology and is currently optimizing the cells and preparing for production


2012 – 2019
2020
2021
2022 – 2024
Develop Dry Spraying Technique
Develop Electrodes and Electrolytes
Cycle Against Lithium Metal
Cycle Against Graphite
Assemble Layered Pouch
Optimize Chemistry
Construct Pilot Production Line
Extend Longevity Testing
Integrate into Battery Packs
Scale to Mass Production
Research and Development
Production and Commercialization

Source: Dragonfly Energy.

CONFIDENTIAL | 30

Innovative Technology

Dragonfly's solid state technology is purpose-designed for cost-effective, highly scalable manufacturing

Technological Innovations

- ✓ Proprietary Encapsulation Process
- ✓ Proprietary Spray Powder Application
- ✓ Non-Flammable and Non-Toxic
- ✓ Homogenized Interfaces
- ✓ No Solid Separator
- ✓ No Liquids
- ✓ No Lithium Dendrites

Manufacturing Innovations

- ✓ Lower Capital Requirements
- ✓ Extremely Cost Effective
- ✓ Scalable, Highly Automated Processes
- ✓ Chemistry Agnostic


SEM Image of Catholyte


SEM Image of (+) Electrolyte


SEM Image of Layered Dry-Spray Deposition

Source: Dragonfly Energy.

CONFIDENTIAL | 31

CONFIDENTIAL | 32 Spray Dryer for Feedstock Encapsulation Powder Coating for Cell Assembly Non - Flammable, Non - Toxic Proven Process for Food and Pharma Proven Process for Automotive Painting Exceptional Layer Interfacing ▪ Dragonfly’s proprietary encapsulation and dry spraying processes result in cells that don’t actually have “layers,” but instead are fully integrated ▪ Utilizing scanning electron microscopy (EMS) and energy dispersive x - ray spectroscopy (EDS), individual components of the cell are visible SEM Image of Cell Layer EDS Map of Catholyte Highly interfaced with solid electrolyte EDS Map of Lithium Salts Completely integrated throughout EDS Map of Solid Electrolyte Highly interfaced with catholyte Validated Results from Proprietary Process Electrolyte Catholyte & Anolyte Source: Dragonfly Energy. Images Show Cross - Section of Same Cell Layer

CONFIDENTIAL | 33 Financial Highlights

Financial Projections Included in this presentation are the Company’s estimates for the fiscal years 2022 and 2023 (the “Financial Projections”), based on information known as of the date of this presentation. These projections were prepared by the Company’s management as part of its long - range planning process and to provide current and potential investors the Company’s expectations of projected financial performance for their use in evaluating the transaction described in this presentation. The underlying assumptions on which the Financial Projections are based require significant judgment. As a result, there can be no assurance that the Financial Projections will be an accurate prediction of future results. Key estimates and assumptions underlying the Financial Projections include: • Revenue growth: – Overall projected increase in revenue and unit sales in both fiscal 2022 and 2023 is based on projected OEM and DTC sales increases (described below), which (i) are generally in line with Dragonfly’s historical operating experience; (ii) incorporate relevant trends, such as the increasing momentum of lead - acid batteries being displaced by lithium - ion batteries and increased adoption of lithium - ion batteries by RV and boat consumers and manufacturers for environmental, performance, safety, total cost of ownership benefits, and other reasons; and (iii) reflect related planned activities to drive Dragonfly’s product sales in existing and new markets (including through efforts described below) where lead - acid batteries remain the primary source of deep cycle storage; – OEM revenue is forecasted to grow to approximately $37 million in 2022 and $93 in 2023 representing year - over - year growth of more than 350% in 2022 and 150% in 2023, primarily based on increasing sales to RV OEM customers with whom Dragonfly has existing relationships and reflecting (i) increased OEM purchases in anticipation of increased end customer demand for lithium - ion batteries as original equipment, as customers continue to displace lead - acid battery solutions with lithium - ion battery products; (ii) an increase in the number of RV models where the respective OEMs design in Dragonfly’s batteries as a “standard” rather than an “optional” feature, an emerging trend within the RV industry; and (iii) growth in aftermarket sales through the various OEM dealer networks where Dragonfly’s products are featured (in some cases exclusively) and stocked for after - market RV service and lead - acid replacement, consistent with trends the Company benefitted from in its DTC business; – DTC revenue is forecasted to grow to approximately $78 million in 2022 and $162 million in 2023 representing year - over - year growth of more than 11% in 2022 and 100% in 2023 primarily based on (i) increased penetration within existing markets in line with historical performance and the trend of lithium - ion batteries increasingly replacing lead acid batteries; (ii) increased sales and marketing investments, which are forecasted to grow by more than 50% in 2022 and more than 120% in 2023, targeting new adjacent markets where lead acid batteries remain the incumbent technology; and (iii) the introduction of new lithium - ion battery products, such as new form factors, higher voltage batteries and other product features, to address both existing and new market opportunities; and – DTC revenue growth is also expected to benefit from increased accessory sales as (i) Dragonfly further develops its full - system design expertise; (ii) Dragonfly expands its accessory and product offerings to include a more comprehensive listing of third - party components; (iii) customers increasingly demand more sophisticated systems, rather than simple drop - in replacement (in each case, enabling Dragonfly to sell the additional components needed for a full storage solution). • Gross Margin: expected to remain relatively stable compared to historic periods at approximately 35 – 40% as fixed cost absorption increases with higher revenue, and manufacturing efficiencies (including additional automation efforts) help to lower overall production costs, somewhat offset by an increase in lower margin OEM sales, higher material and logistics costs, and third - party sourced accessory sales. • Gross Profit: expected to increase in line with increased sales and benefits from manufacturing efficiencies and platform scale. • Adjusted EBITDA and Adjusted EBITDA Margin: each expected to increase in line with increased revenue and scale, somewhat offset by higher operating expenses across the major expense categories as Dragonfly continues to expand its operations to support its revenue growth. • Manufacturing efficiencies: to improve production efficiency, Dragonfly intends to continue to introduce additional automation functions into its manufacturing and assembly processes. • Manufacturing facility: Dragonfly’s 99,000 square foot production facility (occupied since mid - 2021) currently houses two production lines with plans to introduce an additional production line over the next two to three years to meet expected increases in unit demand, with additional capacity available as needed. Financial Model Assumptions (1/2) CONFIDENTIAL | 34

Financial Projections (Cont’d) • Cell supply: Dragonfly has opted to purchase its lithium - ion battery cells from two carefully selected cell manufacturers in China. Doing so, to date, has enabled Dragonfly to manage inventory and lead - times in anticipation of future needs and offset potential cell manufacturer cost increases with volume - based purchase discounts. An inability to timely and cost effectively source cell supplies could adversely impact Dragonfly’s revenue and margins. • Solid - state technology: over the last decade, Dragonfly has made significant investments to develop its solid - state battery technology and position the Company to manufacture and market its own solid - state lithium - ion battery cells and battery packs. The Financial Projections reflect related investments intended to support (i) continued optimization of Dragonfly’s solid - state chemistry and (ii) construction of an initial pilot production manufacturing line. The Financial Projections do not include any contribution from solid - state cell or battery sales, with these future sales subject to successful related technology development and production process advancement efforts. At this time, it is impracticable to provide a meaningful estimate of potential solid - state battery sales. However, a significant element of the potential transaction consideration consists of up to 25 million Earnout Shares payable only if related trading price targets of $22.50 prior to December 31, 2026 and/or $32.50 prior to December 31, 2028 are met (in addition to 15 million Earnout Shares issuable upon Dragonfly meeting certain revenue or income thresholds for fiscal year 2023). We believe that meeting these trading price targets is unlikely to occur unless Dragonfly successfully develops its solid - state technology and solid - state battery sales prospects. The Company believes that its operating history provides a reasonable basis for the estimates and assumptions underlying the Financial Projections. Changes in these estimates or assumptions, including assumptions regarding key customer and supplier relationships, new product offerings, expansion into adjacent markets and/or the ability to implement planned automated manufacturing processes and expand production capacity could materially affect our Financial Projections. As of the date of this presentation, the Financial Projections contained herein continue to represent management’s expectations regarding the Company’s expected future financial performance, solid state technology development efforts and the other events described above. Financial Model Assumptions (2/2) CONFIDENTIAL | 35

CONFIDENTIAL | 36 High OEM Revenue Visibility 100% of OEM revenue expected to be generated through 2023 based on existing relationships Existing Business Driving Future Success Source: Dragonfly Energy. Note: Totals may not sum due to rounding. (1) Includes DTC battery sales, accessories, and adjustments. DTC Growth x High marketing ROI x New products x Accessory growth Revenue ($ in millions) 2021 to 2023E Revenue Bridge ($ in millions) 103% 18 – 23E CAGR OEM D T C (1)

CONFIDENTIAL | 37 $1 $2 $9 $9 $ 12 $ 4 1 2 0% (5%) (4%) 11% 2% 2% 16% 2020 Materials Growth 2021 Automation P l a t fo r m 2023E Costs Investments Efficiency S c a l a b il i t y Track Record of Profitable Growth Source: Dragonfly Energy. Note: Totals may not sum due to rounding. (1) Non - GAAP metric. Adj. EBITDA reconciles to Operating Income (the nearest GAAP financial measure) and adds back stock - based compensation, depreciation and amortization expense, and one - time expenses of $75K in 2020, $786K in 2021, and $2.8MM in 2022E related to the implementation of an ERP system in 2020 and 2021, Debt transaction expenses and public readiness costs in 2021 and 2022E. Adj. EBITDA (1) ($ in millions) 2020 to 2023E Adj. EBITDA (1) Margin Bridge 1 2 0% 18 – 23E C A GR Adj. E B I T D A Margin 2018 11% 2019 11% 2020 20% 2021 11% 2022E 11% 2023E 16% Investing in the Business Scalability and Growth

CONFIDENTIAL | 38 Financial Summary Source: Dragonfly Energy. Note: Totals may not sum due to rounding. (1) Includes DTC battery sales, accessories, and adjustments. (2) Non - GAAP metric. Adj. EBITDA reconciles to Operating Income (the nearest GAAP financial measure) and adds back stock - based compensation, depreciation and amortization expense, and one - time expenses of $75K in 2020, $786K in 2021, and $2.8MM in 2022E related to the implementation of an ERP system in 2020 and 2021, Debt transaction expenses and public readiness costs in 2021 and 2022E. ($MM) 2 0 1 8 A 2 0 1 9 A 2020 A 2021 A 2 0 22 E 2 0 2 3 E Battery Units ('000) 9 21 51 75 114 2 3 1 YoY Growth 22 0% 1 3 9% 1 4 7% 4 5% 5 2% 10 3 % OEM Revenue 0 1 3 8 37 93 DTC Revenue (1) 7 18 44 70 78 1 6 2 Dragonfly Revenue $7 $ 1 8 $ 4 7 $ 7 8 $ 11 5 $ 2 5 5 YoY Growth 2 4 6% 1 4 8% 1 5 6% 6 5% 4 8% 1 2 1 % Gross Profit $3 $7 $ 2 1 $ 3 0 $ 4 4 $ 10 3 Gross Margin 3 7% 3 8% 44% 3 8% 3 8% 4 0 % Adj. EBITDA (2) $1 $2 $9 $9 $ 1 2 $ 4 1 Adj. EBITDA Margin 11% 11% 2 0% 11% 11% 1 6%

Valuation Benchmarking

Attractive entry point based on **2023E Revenue** with potential substantial upside from solid state technology

EV / 2023E Revenue



Solid State
Tech-Focused Energy Storage
Li-ion Battery Manufacturers
Vertically Integrated Energy
~21%
Discount to Median of the Peer Group
2.0x
Not forecasted to have material revenue(1) in 2023E
1.9x
3.1x
3.1x
2.5x Median
Median Multiples

Source: FactSet; Public Company Filings as of 07/08/2022.

Note: Chart reflects median multiples of respective peer groups. Overall median reflects median of each company included.

(1) Material revenue defined as revenue >$5MM.

CONFIDENTIAL | 39

Valuation Benchmarking *(Cont'd)*

Attractive entry point based on **2023E EBITDA** with potential substantial upside from solid state technology

EV / 2023E EBITDA



~43%
Discount to Median of the Peer Group
12.2x
Solid State
Solid Power
QuantumScape
Not forecasted to be profitable(1) in 2023E
Tech-Focused Energy Storage
eos
ESS INC
stem
83.5x
Li-ion Battery Manufacturers
SAMSUNG SDI
CATL
ENOVIX
LG Energy Solution
microvast
19.9x
Vertically Integrated Energy
TESLA
Li-Cycle
BYD
21.6x
21.6x Median
Median Multiples

Source: FactSet; Public Company Filings as of 07/08/2022.
Note: Chart reflects median multiples of respective peer groups. Overall median reflects median of each company included.
(1) Profitability defined by positive EBITDA.

CONFIDENTIAL | 40

41. 2 x 6 1 . 7 x 1.6x 0. 4 x 7 . 9 x 4 . 8 x Median Multiples Solid State Tech - Focused Energy Storage Li - ion Battery M a n u f a c t u r e r s Vertically Integrated Energy Growth Adjusted EV / 2023E Revenue (1) Growth Adjusted EV / 2023E EBITDA (1) 48.0x Median 3.8x Median Source: FactSet; Public Company Filings as of 07/08/2022. Note: Chart reflects median metrics of respective peer groups. Overall median reflects median of each company included. (1) Growth adjusted revenue and EBITDA multiples calculated as 2023E multiple divided by the 2022E – 2023E growth rate of each metric. (2) Material revenue defined as revenue >$5MM. Valuation Benchmarking (Cont’d) ~58% Discount to Median of the Peer Group ~89% Discount to Median of the Peer Group 5.2x Not forecasted to Not forecasted to be profitable (3) in be profitable (3) in 2022E or 2023E 2022E Not forecasted to have material revenue (2) in 2022E or 2023E Median Multiples (3) Profitability defined as positive EBITDA. CONFIDENTIAL | 41

16% 3% 1 5% 1 5% 4 0% 1 6% 2 2% 2 8% 8 1% 4 3% 4 6 % Operational Benchmarking Solid State Tech - Focused Energy Storage Li - ion Battery M a n u f a c t u r e r s Vertically Integrated Energy R e v e n u e CAGR (2021 – 2023E) Median 2023E Gross Margin Median 2023E EBITDA Margin Median 46% Median 20% Median 15% Median Source: FactSet; Public Company Filings as of 07/08/2022. Note: Chart reflects median metrics of respective peer groups. Overall median reflects median of each company included. (1) Material revenue defined as revenue >$5MM. (2) Stem generated revenues of $127MM in 2021. ~1.8x > Than Peer Median ~2.0x > Than Peer Median In line with Peer Median Not forecasted to have material revenue (1) in 2023E Majority of comps did not have material revenue (1)(2) in 2021 Not forecasted to have material revenue (1) in 2023E Not forecasted to be profitable (3) in 2023E (3) Profitability defined as positive EBITDA. CONFIDENTIAL | 42

The risks presented below are certain of the general risks related to the business of the Company and the business combination, and such list is not exhaustive. You should carefully consider these risks and uncertainties, and should carry out your own diligence and consult with your own financial, tax and legal advisors concerning the risks and suitability of an investment in this offering before making an investment decision. The risks presented below are qualified in their entirety by disclosures contained in future documents filed or furnished by CNTQ with the United States Securities and Exchange Commission (“SEC”), including the documents filed or furnished in connection with the proposed transactions between the Company and CNTQ. The risks presented in such filings will be consistent with those that would be required for a public company in their SEC filings, including with respect to the business and securities of the Company and CNTQ and the proposed transactions between the Company and CNTQ, and may differ significantly from, and be more extensive than, those presented below. Unless the context otherwise requires, all references below to the “Company,” “Dragonfly,” “we,” “us” or “our” refer to the business of Dragonfly Energy Corp. prior to the consummation of the Transaction, and New Dragonfly and its subsidiaries, including Dragonfly Energy Corp., following the consummation of the Transaction. Risks Related to Dragonfly’s Business and New Dragonfly Following the Business Combination Risks Related to Dragonfly’s Existing Lithium - Ion Battery Operations • Our business and future growth depends on the needs and success of our customers. • We may not be able to engage target customers successfully and to convert these customers into meaningful orders in the future. • We operate in a competitive industry. We expect that the level of competition will increase and the nature of our competitors will change as we develop new LFP battery products for, and enter into, new markets, and as the competitive landscape evolves. These competitive and other factors could result in lost potential sales and lower average selling prices and profitability for our products. • We may not succeed in our medium and long - term strategy of entering into new end markets for LFP batteries and our success depends, in part, on our ability to successfully develop and manufacture new products for, and acquire customers in, these new markets and successfully grow our operations and production capabilities (including, in time, our ability to manufacture solid state cells in - house). • We currently rely on two suppliers to provide our LFP cells and a single supplier for the manufacture of our battery management system. Any disruption in the operations of these key suppliers could adversely affect our business and results of operations. • We may not be able to accurately estimate future demand for our LFP batteries, and our failure to accurately predict our production requirements could result in additional costs or delays. • We are currently, and will likely continue to be, dependent on a single manufacturing facility. If our facility becomes inoperable for any reason, or our automation and expansion plans do not yield the desired effects, our ability to produce our products could be negatively impacted. • Lithium - ion battery cells have been observed to catch fire or release smoke and flame, which may have a negative impact on our reputation and business. • We may be subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims. • We currently rely on software and hardware that is highly complex and technical, and we expect that our reliance will increase in the future with the introduction of future products. If we are unable to manage the risks inherent in these complex technologies, or if we are unable to address or mitigate technical limitations in our systems, our business could be adversely affected. Risk Considerations (1/5) CONFIDENTIAL | 43

Risks Related to Dragonfly’s Solid State Technology Development • We face significant engineering challenges in our attempts to develop and manufacture solid state battery cells and these efforts may be delayed or fail which could negatively impact our business. • We expect to make significant investments in our continued research and development of solid state battery technology development, and we may be unable to adequately control the costs associated with manufacturing our solid state battery cells. • If our solid state batteries fail to perform as expected, our ability to further develop, market, and sell our solid state batteries could be harmed. • We expect to rely on machinery used in other large - scale commercial applications, modified to incorporate our proprietary technologies and processes, in order to mass produce solid state battery cells, which exposes us to a significant degree of risk and uncertainty in terms of scaling production, operational performance and costs. Risks Related to Intellectual Property • We rely heavily upon our intellectual property portfolio. If we are unable to protect our intellectual property rights, our business and competitive position would be harmed. • We may need to defend ourselves against intellectual property infringement claims, which may be time - consuming and could cause us to incur substantial costs. • Our current and future patent applications may not result in issued patents or our patent rights may be contested, circumvented, invalidated or limited in scope, any of which could have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours. General Risk Factors • The uncertainty in global economic conditions, including as a result of the COVID - 19 pandemic and the Russia - Ukraine conflict, could negatively affect our results of operations. • Currency fluctuations, trade barriers, tariffs or shortages and other general economic or political conditions may limit our ability to obtain key components for our battery packs or significantly increase freight charges, raw material costs and other expenses associated with our business, which could further materially and adversely affect our financial condition and results of operations. • The loss of one or more members of our senior management team, other key personnel or our failure to attract additional qualified personnel may adversely affect our business and our ability to achieve our anticipated level of growth. • Our operating and financial results forecast relies in large part upon assumptions and analyses developed by us. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our forecasted results. • Our website, systems, and the data we maintain may be subject to intentional disruption, security incidents, or alleged violations of laws, regulations, or other obligations relating to data handling that could result in liability and adversely impact our reputation and future sales. • If we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of customer service, or adequately address competitive challenges. • We may expand our business through acquisitions in the future, and any future acquisition may not be accretive and may negatively affect our business. • Our operations are subject to a variety of environmental, health and safety rules that can bring scrutiny from regulatory agencies and increase our costs. • We are subject to anti - corruption, anti - bribery, anti - money laundering, financial and economic sanctions and similar laws, and non - compliance with such laws can subject us to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect our business, results of operations, financial condition and reputation. • From time to time, we may be involved in legal proceedings and commercial or contractual disputes, which could have an adverse impact on our profitability and consolidated financial position. Risk Considerations (2/5) CONFIDENTIAL | 44

Risks Related to Dragonfly’s Financial Position and Capital Requirements • Our business is capital intensive, and we may not be able to raise additional capital on attractive terms, if at all. Any further indebtedness we incur, including pursuant to the commitment letter with Energy Impact Credit Fund I LP, may limit our operational flexibility in the future. • Restrictions imposed by our outstanding indebtedness and any future indebtedness, including pursuant to the commitment letter with Energy Impact Credit Fund I LP, may limit our ability to operate our business and to finance our future operations or capital needs or to engage in acquisitions or other business activities necessary to achieve growth. Risks Related to Ownership of CNTQ Securities and the Business Combination • The Sponsor, certain members of the CNTQ Board and certain CNTQ officers have interests in the Business Combination that are different from or are in addition to the CNTQ stockholders in recommending that stockholders vote in favor of approval of the Business Combination Proposal and approval of the other transaction proposals. • The Sponsor may have interests in the Business Combination different from the interests of CNTQ’s public stockholders. • The Sponsor, CNTQ’s directors and affiliates of CNTQ’s management team may receive a positive return on the 3,162,500 Founder Shares and 4,627,858 private placement warrants even if CNTQ’s public stockholders experience a negative return on their investment after consummation of the Business Combination. • The Nasdaq may not continue to list our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions. • Future resales of our outstanding securities, including the registration of securities for resale under the Registration Rights Agreement, may cause the market price of our securities to drop significantly, even if our business is doing well. • The Sponsor is liable to ensure that proceeds of the trust are not reduced by vendor claims in the event an initial business combination is not consummated. It has also agreed to pay for any liquidation expenses if an initial business combination is not consummated. Such liability may have influenced the Sponsor’s decision to approve the Business Combination. • The exercise of CNTQ’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in CNTQ’s stockholders’ best interest. • If CNTQ is unable to complete the Business Combination or another initial business combination by August 13, 2022 (unless this deadline is extended pursuant to CNTQ’s covenant to extend such deadline under the Merger Agreement and pursuant to the CNTQ organizational documents), CNTQ will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and the CNTQ Board, dissolving and liquidating. In such event, third parties may bring claims against CNTQ and, as a result, the proceeds held in the trust account could be reduced and the per - share liquidation price received by stockholders could be less than $10.00 per share. • CNTQ’s stockholders may be held liable for claims by third parties against CNTQ to the extent of distributions received by them. • We may not have sufficient funds to satisfy indemnification claims of our directors and officers. • CNTQ’s stockholders will experience immediate dilution as a consequence of, among other transactions, the issuance of CNTQ common stock as consideration in the Business Combination, the PIPE Investment and the debt and equity line facilities . Having a minority share position may reduce the influence that CNTQ’s current stockholders have on the management of CNTQ . • The Sponsor and the PIPE Investor will beneficially own a significant equity interest in CNTQ and may take actions that conflict with the interests of other CNTQ stakeholders . Risk Considerations (3/5) CONFIDENTIAL | 45

Risks Related to Ownership of CNTQ Securities and the Business Combination (Cont’d) • Our Sponsor, directors or officers or their affiliates may elect to purchase shares from public stockholders, which could reduce the number of shares that may be redeemed in connection with the Business Combination and reduce the public “float” of CNTQ common stock. • The unaudited pro forma financial information included elsewhere in this presentation may not be indicative of what New Dragonfly’s actual financial position or results of operations would have been. • CNTQ and Dragonfly have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by CNTQ if the Business Combination is not completed. • A provision in CNTQ’s Warrant Agreement may make it more difficult for CNTQ to consummate the Business Combination. • Our ability to successfully effect the Business Combination and to be successful thereafter will be dependent upon the efforts of certain key personnel, including the key personnel of Dragonfly whom we expect to stay with the post - combination business following the Business Combination. The loss of key personnel could negatively impact the operations and profitability of our post - combination business and its financial condition could suffer as a result. • CNTQ and Dragonfly will be subject to business uncertainties and contractual restrictions while the Business Combination is pending. • The ability of CNTQ’s public stockholders to exercise redemption rights with respect to a large number of shares of CNTQ’s Class A common stock could reduce the amount of working capital available to New Dragonfly upon the closing of the Transaction and could adversely affect the completion of the Transaction. • Recently, there have been changes to the accepted accounting for special purpose acquisition companies (“SPACs”). Changes in the accepted accounting related to SPACs may result in the recognition of accounting errors in previously issued financial statements, restatements of previously issued financial statements, the filing of notices that previously issued financial statements may not be relied upon, notices from stock exchanges that CNTQ or New Dragonfly is not in compliance with continued listing standards and findings of material weaknesses and significant deficiencies in internal controls over financial reporting. In addition, such changes could delay or have a material adverse effect on CNTQ’s and Dragonfly’s ability to consummate the Transaction. Risk Considerations (4/5) CONFIDENTIAL | 46

Risks Related to Ownership of New Dragonfly’s Common Stock • If securities or industry analysts do not publish research or reports about New Dragonfly, or publish negative reports, New Dragonfly’s stock price and trading volume could decline. • If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of New Dragonfly’s securities may decline. Additionally, trading prices for New Dragonfly’s securities could be highly volatile, and purchases of New Dragonfly securities could incur substantial losses. • An active trading market for New Dragonfly’s securities may not be available on a consistent basis to provide stockholders with adequate liquidity. • Warrants will become exercisable for New Dragonfly’s common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to New Dragonfly’s stockholders. • New Dragonfly’s operating results may fluctuate significantly following the Business Combination, which makes its future operating results difficult to predict and could cause its operating results to fall below expectations or any guidance it may provide. • Changes in laws, regulation or rules, or a failure to comply with any laws, regulations or rules, may adversely affect New Dragonfly’s business, investments and results of operations. • New Dragonfly does not intend to pay dividends on its common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of New Dragonfly’s common stock. Risks Related to the Financings • Securities issued in the private placement will be restricted securities and will not be registered upon issuance and therefore will be subject to securities law restrictions on transferability until such time as the resale of such securities is registered or an exemption from registration is available. • The availability of the term loan and the equity facility are subject to the negotiation and execution of definitive documentation. Risk Considerations (5/5) CONFIDENTIAL | 47

CONFIDENTIAL | 48 Revolutionizing smart energy storage to enable a clean, renewable future